SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Watts Water Technologies, Inc. (the “Company”) was held on Wednesday, May 14, 2014.

The results of the voting on the proposals considered at the 2014 Annual Meeting were as follows:

1.                                      Election of Directors

Each of the following eight persons was elected as a Director of the Company for a term expiring at the Company’s 2015 Annual Meeting of Stockholders and until such Director’s successor is duly elected and qualified.

The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Ayers	89,853,606	164,061	1,258,689
Bernard Baert	89,854,787	162,880	1,258,689
Kennett F. Burnes	89,822,565	195,102	1,258,689
Richard J. Cathcart	89,853,641	164,026	1,258,689
W. Craig Kissel	89,852,912	164,755	1,258,689
John K. McGillicuddy	89,694,653	323,014	1,258,689
Joseph T. Noonan	89,860,274	157,393	1,258,689
Merilee Raines	89,936,965	80,702	1,258,689

2.                                      Ratification of Independent Registered Public Accounting Firm

The votes regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

Number of votes cast for the proposal:	90,949,612
Number of votes cast against the proposal:	302,759
Number of abstentions:	23,985
Number of broker non-votes:	0

3.                                      Approval of Executive Compensation

The votes regarding the approval, by a non-binding advisory vote, of the Company’s executive compensation were as follows:

Number of votes cast for the proposal:	87,441,769
Number of votes cast against the proposal:	288,322
Number of abstentions:	2,287,576
Number of broker non-votes:	1,258,689

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel